Exhibit 99.1

pingtan marine enterprise Hosts Successful investor and analyst day in Fuzhou ON JUNE 13, 2017 including tour of company transport vessel unloading catch

FUZHOU, China, June 14, 2017 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME) (“Pingtan” or the “Company”), a global fishing company based in the People’s Republic of China (PRC), today announced that the Company recently described its business model and 2017 operating outlook in an Investor and Analyst Day hosted in Fuzhou, China on June 13, 2017.

The Company remains committed to maintaining an open dialogue with investors and analysts and utilized this opportunity to provide participants with direct access to Pingtan’s management and to provide a tour of the Company’s transport vessel in the port loaded with catches and the fish products in the Company’s cold storage.

The Investor and Analyst Day started with an opening welcome remark by Mr. Xinrong Zhuo, Chairman and CEO of Pingtan, and presentation by the management. Following that was interactive communication among participating investors, analysts and the Company management. After answering questions, the Company’s management then guided the participants to Mawei Port in Fuzhou to observe the process of unloading the Company’s squid catch from the returned transport vessel and also the Company’s local cold storage.

The presentation material used for the event is available on the Company’s website at www.ptmarine.com.

Interactive Communication with Pingtan Management

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Mawei Port

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Pingtan’s Mawei Refrigerated Warehouse

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Management Commentary

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented, “We were pleased to host the investors at our headquarters in Fuzhou. The participants’ ideas and advice provided good insight into our fishing process and our day-to-day operations. We continue to focus on seeking new fishing grounds and new markets while exploring effective ways of integrating technology in Pingtan’s operations. Pingtan plans to establish an e-commerce exchange platform in Shenzhen during the second half of 2017, which we expect will help improve the entire value chain from the deep sea fishing operation to sale to end customers. We look forward to hosting such investor and analyst day events in the future and maintaining an open dialogue with all existing and potential shareholders.”

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

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Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward looking statements include, but are not limited to, plans to establish an e-commerce exchange platform . Although forward-looking statements reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Risks include anticipated growth and growth strategies; need for additional capital and the availability of financing; our ability to successfully manage relationships with customers, distributors and other important relationships; technological changes; competition; demand for our products and services; the deterioration of general economic conditions, whether internationally, nationally or in the local markets in which we operate; legislative or regulatory changes that may adversely affect our business; operational, mechanical, climatic or other unanticipated issues that adversely affect the production capacity of the Company's fishing vessels and their ability to generate expected annual revenue and net income; inability to sell products to the end-customer at the levels anticipated; and other risk factors contained in Pingtan's SEC filings available at www.sec.gov, including Pingtan's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

COMPANY CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 8727 1753

ryu@ptmarine.net

Johnny Zhang

IR Manager

Pingtan Marine Enterprise Ltd.

Tel: +86 591 8727 1753

jzhang@ptmarine.net

Maggie Li

IR Deputy Manager

Pingtan Marine Enterprise Ltd.

Tel: +86 591 8727 1753

mli@ptmarine.net

INVESTOR RELATIONS COUNSEL:

The Equity Group Inc.

Katherine Yao, Senior Associate

Tel: +86 10 6587 6435

kyao@equityny.com